Exhibit 10.12
                            NONCOMPETITION AGREEMENT


          THIS AGREEMENT is made as of this 17th day of June 1997 by and among Peregrine Communications, Ltd., Peregrine Holdings, Ltd. (together "Peregrine" ), corporations organized under the laws of Oregon, Channel 32 Incorporated, a corporation organized under the laws of Oregon, ("Channel 32") (together Peregrine and Channel 32 are referred to herein as "Covenantors") and Acme Television Holdings of Oregon, L.L.C. ("Acme"), a limited liability company organized under the laws of Oregon ("Buyer").

                                    RECITALS:

         WHEREAS, Peregrine is the parent company of Channel 32 Incorporated ("Channel 32"), a corporation organized under the laws of Oregon; and

         WHEREAS, Channel 32 is the licensee of television station KWBP-TV in Salem, Oregon, (the "Station"); and

         WHEREAS, Channel 32 and Acme have entered into an Asset Purchase Agreement, as amended (the "Purchase Agreement") dated January 31, 1997 pursuant to which Channel 32 has agreed to sell and assign, and Buyer has agreed to purchase and acquire, the assets used or useful in the operation of the Station; and

         WHEREAS, as the parent company of Channel 32, Peregrine will benefit from consummation of the Purchase Agreement; and

         WHEREAS, the Purchase Agreement requires Covenantors to enter into a Noncompetition Agreement for the Salem, Oregon market upon consummation of the Purchase Agreement; and

         WHEREAS, the Federal Communications Commission (the "FCC") has granted its consent to the assignment of the FCC Licenses (as defined in the Purchase Agreement) from Channel 32 to Buyer; and

         WHEREAS, in accordance with the terms of the Purchase Agreement, the parties hereto wish to enter into a noncompetition agreement with respect to the Station and the area surrounding the Station upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth herein, the parties hereby agree as follows:

          1. PAYMENT OF CONSIDERATION. In consideration of their obligations hereunder, Buyer has paid Covenantors on this date the sum of One Thousand Dollars



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($1,000),  which sum is part of the Purchase  Price paid by Buyer to Covenantors under the Purchase Agreement.

          2.   COVENANTORS' OBLIGATIONS.

            a. For a period of two (2) years from the date of this Agreement (the "Noncompetition Period"), neither Covenantors nor their Affiliates (as defined below) shall, directly or indirectly, (i) own, manage, operate, control, join, assist, lend money to, guarantee the obligation of, or participate in the ownership, management, operation or control of, or be involved as consultant, stockholder, or partner with, or participate in any manner with the establishment of, any Competitive Business (as defined below), or (ii) solicit or induce any employee of Buyer while an employee of the Station (and which employee was formerly an employee of KWBP-TV immediately before the execution and delivery of the Purchase Agreement) to terminate such employment to become employed by Covenantor or an Affiliate and (iii) these restrictions shall apply to all future assignees of Covenantors and their Affiliates.

            b. "Competitive Business" means any television station as defined in the FCC's rules and regulations in the Salem, Oregon metro market, as defined by Arbitron as of the date of this Agreement.

            c. "Restricted Region" means the Salem, Oregon television metro market, as defined by Arbitron as of the date of this Agreement.

            d. An "Affiliate" means any other person or entity that controls or is controlled by any Covenantor.

          3. EXTENSION OF NONCOMPETITION PERIOD. If any Covenantor or Affiliate thereof violates this Agreement and Buyer secures appropriate injunctive or other equitable relief from a court of competent jurisdiction, the
Noncompetition Period for any such Covenantor shall be computed anew from the date judicial relief is afforded to Buyer but reduced by the time expired between the date the initial Noncompetition Period commenced and the date of the first violation by the Covenantor or its Affiliate.

          4. AMENDMENT BY COURT ORDER. If any provision of the Agreement shall be determined by any court of competent jurisdiction to be unenforceable for any reason, the Agreement shall be deemed to be amended to conform with any such judicial determination but only to the extent necessary to avoid such provision from being declared null and void or otherwise unenforceable.

          5. ASSIGNMENT. Buyer may assign its rights under this Agreement to, and this Agreement shall thereafter be binding upon and inure to the benefit of, any subsequent licensee of the Stations, and such assignee shall thereupon be deemed substituted for Buyer upon the terms and subject to the conditions hereof.



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          6.  NOTICES.  All notices, requests, demands, and other communications permitted or required by this Agreement shall be in writing and shall be deemed given when delivered personally (which shall include delivery by any reputable overnight courier service that issues a receipt or other confirmation of delivery) or five (5) business days after the date mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, and addressed as follows:

               If to Covenantors:


               Daniel Alderman
               Channel 32 Incorporated
               Boardwalk Plaza, Suite 350
               9725 S.W. Beaverton Hillsdale Highway
               Beaverton, OR  97005-3366

               With a copy (which shall not constitute notice) to:


               Allan A. Fulsher, Esq.
               Boardwalk Plaza, Suite 350
               9725 S.W. Beaverton Hillsdale Highway
               Beaverton, OR  97005-3366

               If to Buyer:

               Douglas Gealy
               President, Acme Television Holdings of Oregon,
               L.L.C.
               7125 Bluffstream Court
               Columbus, OH  43235

               With a copy (which shall not constitute notice) to:

               Lewis J. Paper, Esq.
               Dickstein Shapiro Morin & Oshinsky LLP
               2101 L Street, N.W.
               Washington, DC  20037

Either party may change the address to which such notices are to be addressed by notice thereof to the other party in the manner set forth above.



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          7.   APPLICABLE  LAW. This Agreement shall be interpreted and enforced under the laws of the State of Oregon without regard to conflict of laws provisions.

          8. ENTIRE AGREEMENT. This Agreement contains the entire agreement between and among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements, understandings and commitments between the parties with respect to the subject matter hereof. No amendments to this Agreement may be made except by a writing signed by all parties hereto.

          9. WAIVERS. No failure or delay of Buyer in exercising any of its rights or remedies hereunder for breach of any provision hereof shall constitute a waiver of such rights or remedies or any waiver in connection with any subsequent breach thereof. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against which such waiver is sought to be enforced.

          10. ACKNOWLEDGMENTS. Covenantors hereby acknowledge (1) that they have had the opportunity to consult independent counsel of their choosing in connection with the preparation and execution of this Agreement, (2) that the provisions of this Agreement have been negotiated and carefully tailored with a view to preventing the serious and irreparable injury that Buyer will suffer in the event of competition by Covenantors with Buyer in the Restricted Region during the Noncompetition Period, (3) that Buyer is providing the benefits set forth in this Agreement in reliance on Covenantors' joint and several representations that the restrictions set forth in this Agreement will not impose an undue hardship on any Covenantors since each has other business opportunities with respect to the operation of the television station, (4) that Covenantors' individual or joint breach of this Agreement will cause irreparable injury to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach would be inadequate, and (5) that, if any Covenantor or its Affiliate breaches this Agreement, Buyer shall be entitled to injunctive relief without posting bond or other security.

          11. COUNTERPARTS. This Agreement may be signed in multiple counterparts, all of which together shall constitute one agreement binding on the parties hereto, notwithstanding that all of the parties have not signed the same counterpart.

          12. LEGAL FEES AND COSTS. If any action in law or in equity is instituted to enforce the provisions of this Agreement, the prevailing party shall be entitled to reimbursement by the other party for all reasonable costs incurred thereby, including reasonable attorneys' fees.

          13. CONSTRUCTION. The section headings of this Agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits or requests. To the extent it is not defined in this



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Agreement,  any term used herein  shall have the same  meaning  herein as in the
Purchase Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    CHANNEL 32 INCORPORATED


                                    By: /s/ Daniel J. Alderman
                                        ___________________________
                                          Daniel Alderman
                                          Executive Vice President


                                    PEREGRINE COMMUNICATIONS, LTD.


                                    By: /s/ Roy Rose
                                        ___________________________
                                          Chief Executive Officer


                                    PEREGRINE HOLDINGS, LTD.


                                    By: /s/ Roy Rose
                                        ___________________________
                                          Chief Executive Officer


                                    ACME TELEVISION HOLDINGS OF OREGON, L.L.C.


                                    By: /s/ Douglas E. Gealy
                                        ___________________________
                                          Douglas Gealy
                                          Managing Member